Exhibit 12.(a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock of

Morgan Stanley China A Share Fund, Inc.

Tendered Pursuant to the Offer
Dated March 3, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
EASTERN TIME, ON MARCH 31, 2026, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Delivery will only be deemed valid if delivered in line with instructions below:

All trackable mail, including Overnight Delivery:
Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer, COY:CAF
150 Royall Street, Suite V

Canton, MA 02021

By First Class Mail:
Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer, COY:CAF
P.O. Box 43011

Providence, RI 02940-3011

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s): (Please fill in, if blank)	Share(s) Tendered (Attached additional signed schedule if necessary)
	Certificate Number(s)*	Total Number of Shares Represented by Certificates	Number of Shares Tendered**
Total Shares Tendered (Including uncertificated Shares held directly by the Fund’s Transfer Agent as Book/Direct Registration Shares and Dividend Reinvestment Plan)
Total Shares Owned

*	Need not be completed by Stockholders who tender Shares by book-entry transfer.

**	Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificates delivered to the Depositary are being tendered. See Instruction 4.

THE UNDERSIGNED TENDERS ALL UNCERTIFICATED SHARES THAT MAY BE HELD IN THE NAME OF THE REGISTERED HOLDER(S) BY THE FUND’S TRANSFER AGENT PURSUANT TO THE FUND’S DIVIDEND REINVESTMENT PLAN.

☐   YES     ☐   NO

Note: If you do not check either of the boxes above, uncertificated Shares, if any, held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan will not be tendered.

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL, CERTIFICATES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

This Letter of Transmittal is to be used (a) if certificates for Shares (as defined below) are to be forwarded herewith, or (b) if uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made by book-entry transfer to any of the accounts maintained by the Depositary at the Depository Trust Company (“DTC” or the “Book-Entry Transfer Facility”) pursuant to the procedure set forth in Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

☐ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:	Transaction Code Number:

If the tendered Shares are being tendered by a Nominee Holder on behalf of its customers, please state the number of customer accounts for whose benefit the tender is made: ________________________________________

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING DOCUMENTS AND INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:

The undersigned hereby tenders to Morgan Stanley China A Share Fund, Inc., a Maryland corporation (the “Fund”), the shares of the Fund’s Common Stock, $0.01 par value per share (the “Shares”) described below, at a price per Share, net to the seller in cash, at a price (the “Purchase Price”) equal to 98.5% of the net asset value (“NAV”) per Share as of the close of regular trading on the New York Stock Exchange on March 31, 2026, or the date to which the Offer is extended, upon the terms and subject to the conditions set forth in the Fund’s Issuer Tender Offer Statement, dated March 3, 2026, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Fund’s Issuer Tender Offer Statement constitute the “Offer”). The “Termination Date” of the Offer is 5:00 p.m., Eastern Time, on March 31, 2026. If the Fund, in its sole discretion, shall have extended the period for which the Offer is open, the “Termination Date” shall mean the latest time and date on which the Offer, as so extended by the Fund, shall expire.

Subject to, and effective upon, acceptance of payment for the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Termination Date) and irrevocably constitutes and appoints the Depositary the true and lawful agent of the undersigned with respect to such Shares (and any such dividends, distributions, other Shares or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Shares (and any such other dividends, distributions, other Shares or securities or rights) or transfer ownership of such Shares (and any such other dividends, distributions, other Shares or securities or rights), together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (b) present such Shares (and any such other dividends, distributions, other Shares or securities or rights) for transfer on the books of the Fund, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other dividends, distributions, other Shares or securities or rights), all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that: (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Termination Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Termination Date); and (d) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Termination Date in accordance with Section 4, “Rights of Withdrawal,” of the Fund’s Issuer Tender Offer Statement. After the Termination Date, tenders made pursuant to the Fund’s Issuer Tender Offer Statement will be irrevocable.

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SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement and in the Instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares tendered hereby, or may accept for purchase fewer than all of the Shares tendered hereby.

Unless otherwise indicated herein under “Special Payment Instructions,” please return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that either the Special Delivery Instructions or the Special Payment Instructions are completed, please return such certificates to the person or persons so indicated. The undersigned recognizes that the Fund has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Shares so tendered. The undersigned further recognizes that the Special Payment Instructions and the Special Delivery Instructions are not applicable to Shares tendered by book-entry transfer, nor to uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan which may be tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 5, 6 and 8)

To be completed ONLY if certificates for Shares not tendered or not purchased are to be issued in the name of and sent to someone other than the undersigned.

Issue Certificate to:

Name______________________________________________________

(Please Print)

Address ___________________________________________________

__________________________________________________________

(City, State, Zip Code)

Complete Payer IRS Form W-9

__________________________________________________________

(Taxpayer Identification (Social Security) Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 5, 6 and 8)

To be completed ONLY if certificates for Shares not tendered or not purchased are to be issued in the name of the undersigned, but sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name_____________________________________________________

(Please Print)

Address___________________________________________________

__________________________________________________________

(City, State, Zip Code)

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SIGN HERE
(Important: Also complete and Sign the IRS Form W-9)

_________________________________________________________

(Signatures of Stockholder(s))

Dated: _____________________________ , 2026

(This form must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

Name(s)

(Please Print)

Capacity (Full Title)

Address

City State Zip Code

Area Code and Telephone Number

Employer Identification or Social Security Number

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Authorized Signature(s)

Name

(Please Print)

Name of Firm

Address

City State Zip Code

Dated: _______________________ , 2026

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INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” herein, or (ii) if such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, a commercial bank, credit union, savings association or trust company having an office, branch or agency in the United States, or other entity which is a member in good standing of a stock transfer association’s approved medallion program (each being hereinafter referred to as an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be used only (a) if certificates are to be forwarded herewith, (b) if uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement. Certificates for all physically tendered Shares, or confirmation of a book-entry transfer in the Depositary’s account at the Book-Entry Transfer Facility of Shares tendered by book-entry transfer, together, in each case, with a properly completed and duly executed Letter of Transmittal with any required signature guarantee and any other documents required by this Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to 5:00 p.m., Eastern Time, on the Termination Date.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL, CERTIFICATES AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund’s Issuer Tender Offer Statement. All tendering Stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of Shares.

3. Inadequate Space. If the space provided is inadequate, the certificate numbers and/or number of Shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders and Unpurchased Shares. (Not applicable to Stockholders who tender by book-entry transfer.) If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the column entitled “Number of Shares Tendered.” All Shares represented by certificates listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a)  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) on the face of the certificates.

(b)  If any of the tendered Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

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(c)  If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many Letters of Transmittal as there are different registrations of certificates.

(d)  If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made, or the certificates for Shares not tendered or purchased are to be issued, to a person other than the registered holder(s), in which case the endorsements or signatures on the stock powers, as the case may be, must be signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

(e)  If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act.

(f)  If this Letter of Transmittal is signed by a person(s) other than the registered holder(s) of the certificates listed and transmitted hereby, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear on the certificates. Signatures on such certificates of stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

6. Stock Transfer Taxes. Except as set forth in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and the Fund will pay all stock transfer taxes, if any, with respect to the transfer and sale of Shares to it pursuant to the Offer. If, however, payment of the repurchase price is to be made to, or (in the circumstances permitted by the Fund’s Issuer Tender Offer Statement) if Shares not tendered or not purchased are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

7. Tender of More Than 3,363,566 Shares. If more than 3,363,566 Shares are duly tendered prior to the expiration of the Offer (and not timely withdrawn), the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and conditions specified in the Offer, on a pro rata basis (odd-lot tenders for Stockholders who own fewer than 100 shares are still subject to pro ration), in accordance with the number of Shares duly tendered by each Stockholder during the period the Offer is open (and not timely withdrawn), unless the Fund determines not to purchase any Shares. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Stockholder.

8. Special Payment and Delivery Instructions. If certificates for Shares not tendered or not purchased are to be issued in the name of a person other than the person signing this Letter of Transmittal or if such certificates are to be sent to someone other than the person signing this Letter of Transmittal or to the person signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed.

9. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Shares (i) determined by it not to be in proper form or (ii) the acceptance of or payment for which may, in the opinion of the Fund’s counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in tender of any particular Shares or Stockholder, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, the Depositary, the Information Agent or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

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10. Requests for Assistance and Additional Copies. Requests for assistance should be directed to, and additional copies of the Fund’s Issuer Tender Offer Statement and this Letter of Transmittal may be obtained from, the Information Agent at the address set forth at the end of this Letter of Transmittal, or from your broker, dealer, commercial bank, trust company, or other nominee. The Information Agent will also provide Stockholders, upon request, with a Certificate of Foreign Status (Form W-8BEN or Form W-8BEN-E).

11. Backup Withholding. Each Stockholder that desires to participate in the Offer must, unless an exemption applies, provide the Depositary with the Stockholder’s taxpayer identification number on the IRS Form W-8BEN, W-8BEN-E or W-9, as applicable, as provided by Computershare, with the required certifications being made under penalties of perjury. If the Stockholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”) in addition to being subject to backup withholding.

If backup withholding applies, the Depositary is required to withhold 24% of any payment made to the Stockholder with respect to Shares purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes for which a refund may be obtained by the Stockholder from the IRS.

Certain Stockholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a Stockholder must submit a properly executed Certificate of Foreign Status (applicable IRS Form W-8BEN or Form W-8BEN-E), signed under penalties of perjury, attesting to that person’s exempt status. Generally, a foreign person will be able to avoid backup withholding with respect to payments that are considered made in exchange for tendered Shares only if such person (1) is a nonresident alien individual or a foreign corporation, partnership, estate or trust, (2) has not been and does not plan to be present in the United States for a total of 183 days or more during the calendar year, and (3) is neither engaged, nor plans to be engaged during the year, in a United States trade or business that has effectively connected gains from transactions with a broker or barter exchange. Somewhat different requirements apply in the case of foreign persons covered by tax treaties.

A STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISER AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

Stockholders are required to give the Depositary the taxpayer identification number of the record owner of the Shares. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on IRS Form W-8 or W-9, as applicable.

12. U.S. Tax Withholding. The Fund will generally withhold 30% of the proceeds otherwise payable to a foreign Stockholder. A foreign Stockholder may be eligible to obtain a refund from the IRS of all or a portion of any tax withheld if such Stockholder satisfies certain requirements or is otherwise able to establish that no tax or a reduced amount of tax is due. Foreign Stockholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

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IMPORTANT: This Letter of Transmittal (together with certificates for Shares and all other required documents) must be received by the Depositary prior to 5:00 p.m., Eastern Time, on March 31, 2026, at the appropriate address set forth below:

The Depositary:

Delivery will only be deemed valid if delivered in line with instructions below:

All trackable mail, including Overnight Delivery:
Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer, COY:CAF
150 Royall Street, Suite V

Canton, MA 02021

By First Class Mail:
Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer, COY:CAF
P.O. Box 43011

Providence, RI 02940-3011

Any questions or requests for assistance or additional copies of this Letter of Transmittal, the Fund’s Issuer Tender Offer Statement and other accompanying materials may be directed to the Information Agent at its telephone number and location listed below. Stockholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

51 West 52nd Street, 6th Floor
New York, NY 10019

Call Toll Free: (888) 355-3492

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